Orally-administered TRPV1 and TRPA1 Activators Reduce Night Leg Cramps in a Randomized, Blinded, Placebo- Controlled, Crossover Human trial AAN Meeting, Vancouver, BC April 19, 2016 Jennifer Cermak, Laura B. Rosen, Brooke Hegarty, Bruce Bean, Rod MacKinnon, Christoph Westphal, and Thomas Wessel

Therapeutic Mechanism: Chemical Neuro Stimulation 0 25 50 75 100 125 0 50 100 150 200 Time (sec) EM G S ig na l ( uV ) Electrical stimulation to cause cramp Cramp, with Area Under the Curve (AUC) EM G S ig na l ( uV ) Subject no longer In cramp EM G ( be fo re s tim ul at io n) 0 25 50 75 100 125 0 50 100 150 200 Time (sec) EM G S ig na l ( uV ) Electrical stimulation to cause cramp EM G S ig na l ( uV ) Electrically Induced Cramp (EIC) Model

Flex-100 Nocturnal Leg Cramps Study

Nocturnal leg cramps (NLC)

- 50% >age 50 have NLC and >4 million in the US >65 years suffer daily
- Quinine (Rx for NLC in UK) is associated with thrombocytopenia, hypersensitivity reactions and QT prolongation and was banned by FDA for NLC in 1994

Flex multicenter US Trial in NLC: Randomized, double-blind, placebo-controlled, 2-period cross-over study to evaluate the effects of TRP stim on the frequency of NLC when taken ~ 45 minutes before going to bed



Study Visits
Baseline
Recruitment and Screening (cramps for ≥ 3-4 nights per week for 4 consecutive weeks prior to Screening)
Run-In Period (Placebo Capsule) 14 days
Period 1 TRP Stim Beverage 14 days
Period 1 Placebo Beverage 14 days
Period 2 TRP Stim Beverage 14 days
Period 2 Placebo Beverage 14 days
Entered Run-In Period N=64
Exclude Placebo Responders → Randomized N=51
Completers N=50

FLEXPharma
PROPRIETARY AND CONFIDENTIAL
3

Flex-100 Results

- Treatment with TRP activators resulted in concordant clinically meaningful effects:
  - Cramp frequency ($p<0.05$)
  - Cramp-free days ($p<0.01$)
  - Physician-rated Clinical Global Impression of Change ($p<0.01$)
  - "Difficulty staying asleep" question on ISI ($p<0.05$)
  - VAS pain intensity over the last 3 days of each treatment period ($p<0.05$)
- Large proportion of patients had a positive and consistent beneficial response
- 40% vs 24% "Very much improved" and "Much improved" on CGI-C
- No serious adverse events; generally well tolerated
- Magnitude of cramp reduction appears to be similar to published "Class 1 level" quinine efficacy studies (AAN evidence-based review, Katzberg et al, 2010)
- Chemical Neuro Stimulation of TRPV1 and TRPA1 channels in the oral mucosa may be a general method to treat disorders stemming from α-motor neuron hyperexcitability
- Clinical studies are being initiated using a potent single-molecule TRP activator for NLC and neurological indications ALS and MS

FLEXPharma

PROPRIETARY AND CONFIDENTIAL

4